Exhibit 99.2

News Release

FOR IMMEDIATE RELEASE

Memry Corp. Updates Shareholders at

Annual Meeting

Bethel, CT, December 08, 2004 — Memry Corporation (AMEX: MRY) provided an update for shareholders at its annual meeting today in the company’s Bethel, Conn. corporate headquarters.

In remarks to the shareholders, James G. Binch, CEO of Memry Corporation, discussed the impact of the recently completed acquisition of Putnam Plastics and operations of the company in the second fiscal quarter, which ends December 31, 2004.

Binch said, “The results of the combined operations will not be truly visible until the quarter ending March 31, as the current quarter entails only a partial period of combination. While we expect a modest contribution to revenue and operating profit in the current quarter, our core results (in the current quarter) will show some easing from the prior quarter partially because one of our peripheral stent customers decided to withdraw its current offering in the market while it undergoes a significant redesign effort.”

“In addition,” Binch said, “sales have slowed because of excess inventory at several of our largest semi-finished material customers associated with Nitinol tubing used for peripheral stents, neurological catheters and embolic protection. We believe this is temporary in nature, and we expect to return to normal shipment volumes throughout calendar ’05.

“On the positive side, we had record levels of prototype shipments involving both new and existing customers. This was attributable to our improved execution abilities and the addition of sales coverage in Europe and Asia. We are attempting to define a metric for these activities, which we can share publicly in the hopes it will provide a better insight into the future revenue potential of our business.

“Our outlook for the second half of the fiscal year remains positive. As we said in our conference call and in meetings with institutional investors in mid-November, we expect that by the end of this fiscal year our annual run rate, including the Putnam acquisition, should be approaching $50 million. This obviously represents a major advance for our company and the beginning, we hope, of further strong growth in the years ahead,” Binch said.

Memry also announced today the election of James Dandeneau, CEO and founder of Putnam Plastics Corporation, and Carmen L. Diersen, executive vice president and CFO of American Medical Systems Holding Inc., to the company’s board of directors. Diersen was elected by

Memry’s shareholders. Dandeneau was elected by Memry’s board of directors at their meeting that followed the company’s shareholders’ meeting. Diersen and Dandeneau replace Dr. Andrew L. Lux and Jack Halperin, whose tenures on the board of directors ended.

An investment profile on Memry may be found at http://www.hawkassociates.com/memry/profile.htm.

About Memry Corporation

Memry Corporation provides design, engineering, development and manufacturing services to the medical device and other industries using the company’s proprietary shape memory alloy technologies. Medical device products include stent components, catheter components, guidewires, laparoscopic surgical sub-assemblies and orthopedic instruments. The company’s commercial and industrial businesses produce semi-finished materials and components.

For more information, contact Memry Senior Vice President for Finance and Administration and CFO Robert P. Belcher at (203) 739-1100, e-mail: Robert_Belcher@memry.com, or Frank Hawkins or Julie Marshall, Hawk Associates, Inc. at (305) 852-2383, e-mail: info@hawkassociates.com. Detailed information about Memry Corporation can be found on the website http://www.memry.com. Copies of Memry Corporation press releases, SEC filings, current price quotes, stock charts and other valuable information for investors may be found on the website http://www.hawkassociates.com.

This release contains certain forward-looking statements, which involve known and unknown risks, uncertainties or other factors not under the company’s control, that may cause actual results, performance or achievements of the company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the company’s periodic filings with the Securities and Exchange Commission.